EX-99.B-77Q1

WADDELL & REED ADVISORS ASSET STRATEGY FUND, INC.

SUB-ITEM 77Q1(a): Amendments to Registrant's Charter:

Articles Supplementary, dated August 13, 2008, to the Registrant's Articles of Incorporation was filed with the Securities and Exchange Commission by EDGAR on October 28, 2008 in Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

Amendments to Registrant's Bylaws:

Bylaw Amendment, dated September 30, 2008, was filed with the Securities and Exchange Commission by EDGAR on October 28, 2008 in Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A, and is incorporated by reference herein.